As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petco Health and Wellness Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-1005932 (I.R.S. Employer Identification No.)

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices, Zip Code)

Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Giovanni Insana

Chief Legal Officer and Secretary

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, California 92127

(858) 453-7845

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gina Hancock Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 Dallas, TX 75201 (214) 698-3100

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Petco Health and Wellness Company, Inc. a Delaware corporation (the “Registrant”), in order to register an additional 15,500,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan, as amended (the “Equity Plan”). On June 30, 2026, at the Company's annual general meeting of stockholders, the Company's stockholders approved the second amendment to the Equity Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 15,500,000 shares (the “Second Amendment”).

Pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of the Company’s prior registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) (i) on January 19, 2021 (File No. 333-252221); and (ii) on September 1, 2023 (File No. 333-274312) (the “Prior Registration Statements”). The shares of Common Stock registered hereunder are securities of the same class and relate to the same plan as those shares registered on the Prior Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1

Second Amended and Restated Certificate of Incorporation of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2021).

4.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 23, 2023).

4.3

Third Amended and Restated Bylaws of Petco Health and Wellness Company, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 1, 2025).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1

Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 19, 2021).

99.2

First Amendment to Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 23, 2023).

99.3

Second Amendment to Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2026).

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego California, on the 4th day of September, 2026.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Joel Anderson
Name:	Joel Anderson
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Anderson, Sabrina Simmons, and Giovanni Insana and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joel Anderson Joel Anderson	Chief Executive Officer (principal executive officer)	September 4, 2026
/s/ Sabrina Simmons Sabrina Simmons	Chief Financial Officer (principal financial and accounting officer)	September 4, 2026
/s/ Glenn Murphy Glenn Murphy	Chairman	September 4, 2026
/s/ Gary Briggs Gary Briggs	Director	September 4, 2026
/s/ Nishad Chande Nishad Chande	Director	September 4, 2026
/s/ Jeffrey Naylor Jeffrey Naylor	Director	September 4, 2026
/s/ David Lubek David Lubek	Director	September 4, 2026
/s/ R. Michael Mohan R. Michael Mohan	Director	September 4, 2026
/s/ Christopher J. Stadler Christopher J. Stadler	Director	September 4, 2026

/s/ Mary Sullivan Mary Sullivan	Director	September 4, 2026
/s/ Iris Yen Iris Yen	Director	September 4, 2026